Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated June 22, 2018, included in this Post-effective Amendment No. 8 to the Registration Statement (Form N-2 No. 333-197489) of Ironwood Institutional Multi-Strategy Fund LLC, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL
August 27, 2018